Exhibit 1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Amendment No. 5 to Registration Statement No. 333-66371 of U.S. Restaurant Properties, Inc. on Form S-3 of our report dated February 15, 2002, appearing in the Annual Report on Form 10-K of U.S. Restaurant Properties, Inc. for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Dallas, Texas

September 10, 2002